EXHIBIT 10.1

FIRST AMENDMENT TO THE

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on December 31, 2012 (the “Amendment Effective Date”), by and between DDR Corp., an Ohio corporation (“DDR” or the “Company”), and Daniel B. Hurwitz (“Hurwitz”).

Hurwitz has been and is now employed by and serving DDR as its President and Chief Executive Officer and as a member of the Board of Directors of DDR (the “Board”). Hurwitz and DDR are currently parties to an Amended and Restated Employment Agreement, dated July 29, 2009 (the “Current Agreement”), that reflects the terms pursuant to which Hurwitz has been serving DDR since July 29, 2009. The Board, on behalf of the Company, and Hurwitz desire to enter into this Amendment to amend the Current Agreement to reflect the terms pursuant to which Hurwitz will continue to be employed by and serve DDR (the Current Agreement as so amended, the “Amended Agreement”). Certain capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Current Agreement.

DDR and Hurwitz agree, effective as of the Amendment Effective Date, as follows:

1. Amendment and Restatement of Section 1 of the Current Agreement. Section 1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“1. Employment, Term. DDR engages and employs Hurwitz to render services in the administration and operation of its affairs as its President (through December 31, 2012) and Chief Executive Officer (“Chief Executive Officer” or “CEO”), performing such duties and having such responsibilities and authority as are customarily incident to the principal executive officers of companies similar in size to, and in a similar business as, DDR, together with such other duties as, from time to time, may be specified by the Board, in a manner consistent with his status as CEO, all in accordance with the terms and conditions of this Agreement, for a term extending from the Effective Date through December 31, 2015 (such term being referred to herein, except as otherwise provided herein, as the “Contract Period”).”

2. Amendment and Restatement of Section 3 of the Current Agreement. Section 3 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3. Compensation. For all services to be rendered by Hurwitz to DDR under this Agreement during the Contract Period while Hurwitz is employed by DDR, including services as President and CEO or as solely CEO, and any other services specified by the Board, DDR will pay and provide to Hurwitz the compensation and benefits specified in this Section 3.”

3. Amendment and Restatement of Section 3.1 of the Current Agreement. Section 3.1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.1 Base Salary. From and after the Effective Date and through December 31, 2012 while Hurwitz is employed by DDR, DDR will pay Hurwitz base salary (the “Base Salary”), in equal monthly or more frequent installments, at the rate of not less than Six Hundred Sixteen Thousand Dollars ($616,000) per year through December 31, 2011 and not less than Seven Hundred Fifty Thousand Dollars ($750,000) per year through December 31, 2012, subject to such increases as the Committee may approve. From and after January 1, 2013 and through the Contract Period while Hurwitz is employed by DDR, DDR will pay Hurwitz Base Salary, in equal monthly or more frequent installments, at the rate of not less than Seven Hundred Fifty Thousand Dollars ($750,000) per year, subject to such increases as the Committee may approve.”

4. Amendment and Restatement of Section 3.2 of the Current Agreement. Section 3.2 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.2 2009-2012 Annual Cash Bonus. In addition to Base Salary, if Hurwitz achieves the factors and criteria for annual bonus compensation hereinafter described for any calendar year of the Company (beginning with 2009 and ending with 2012) during the Contract Period while Hurwitz is employed by DDR, then the Company shall pay an annual bonus to Hurwitz, in cash, for such calendar year (an “Annual Cash Bonus”) following such calendar year but not later than 75 days following the end of such calendar year, determined and calculated in accordance with the percentages set forth on Exhibit A attached hereto. The Company’s award of an Annual Cash Bonus to Hurwitz shall be determined based on the factors and criteria that may be established from time to time for the calculation of the Annual Cash Bonus by the Committee after consultation with Hurwitz; provided, that for the Company’s 2009 calendar year, the Annual Cash Bonus for Hurwitz will be determined in accordance with the performance metrics and their relative weighting set forth on Exhibit A attached hereto. For 2010, 2011 and 2012, the Board or the Committee will provide Hurwitz with written notice of the performance metrics and their relative weighting to be used in, and the specific threshold, target and maximum performance targets applicable to, the determination of the Annual Cash Bonus for Hurwitz for such calendar year not later than March 15 of such year. There is no guaranteed Annual Cash Bonus under this Agreement for 2009, 2010, 2011 or 2012, and for each applicable year, Hurwitz’s Annual Cash Bonus could be as low as zero or as high as the maximum percentage set forth on Exhibit A attached hereto.”

In addition, all references to “Annual Cash Bonus” in the Current Agreement (other than in Section 3.2 or on Exhibit A) are hereby amended and replaced with “Annual Cash Bonus or Annual Bonus, as applicable,” for purposes of the Amended Agreement.

5. New Section 3.2.1 in the Amended Agreement. A new Section 3.2.1 is hereby added for purposes of the Amended Agreement as follows:

“3.2.1 2013-2015 Annual Bonus. In addition to Base Salary, if Hurwitz achieves the factors and criteria for annual bonus compensation hereinafter described for any calendar year of the Company (beginning with 2013) during the Contract Period while Hurwitz is employed by DDR, then the Company shall pay an annual bonus to Hurwitz for such calendar year (an “Annual Bonus”), not later than March 15 of the immediately subsequent calendar year, determined and calculated in accordance with the percentages set forth on Exhibit A-1 attached hereto. Any Annual Bonus earned by and paid to Hurwitz under this Section 3.2.1 will be paid 50% in cash, 37.5% in the form of an award of restricted shares, and 12.5% in the form of an award of stock options. The Company’s award of an Annual Bonus to Hurwitz shall be determined based on the factors and criteria described on Exhibit A-1, including those that may be established from time to time for the calculation of the Annual Bonus by the Committee after consultation with

Hurwitz. For each of the Company’s calendar years in the Contract Period subsequent to 2012 while Hurwitz is employed by DDR, the Board or the Committee will provide Hurwitz with written notice of the performance metrics and their relative weighting to be used in, and the specific threshold, target and maximum performance targets applicable to, the determination of the Annual Bonus for Hurwitz for such calendar year not later than March 15 of such year. There is no guaranteed Annual Bonus under this Agreement, and for each applicable year, Hurwitz’s Annual Bonus could be as low as zero or as high as the maximum percentage set forth on Exhibit A-1 attached hereto.”

6. Amendment and Restatement of Section 3.5 of the Current Agreement. Section 3.5 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.5 Other Equity Awards. During the Contract Period while Hurwitz is employed by DDR, Hurwitz shall be entitled to participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company, including, without limitation, any long-term incentive compensation plan or similar program, including the Company’s Value Sharing Equity Program, a summary of which is attached hereto as Exhibit B (the “Value Sharing Equity Program”) and the Company’s 2013 Value Sharing Equity Program (the “2013 Value Sharing Equity Program”). Hurwitz’s participation in and benefits under any such plan or program shall be on the terms summarized on Exhibit B and subject to such other conditions as are specified in the governing documents of the particular plan or program. Regarding the Value Sharing Equity Program and the 2013 Value Sharing Equity Program, to the extent that (a) by the end of the Contract Period, Hurwitz and DDR have not entered into a subsequent employment agreement or amendment of this Agreement pursuant to which Hurwitz is entitled to remain engaged and employed by DDR after the Contract Period (a “Contract Renewal”), and (b) Award Shares have been earned by Hurwitz under the Value Sharing Equity Program and/or awards have been earned by Hurwitz under the 2013 Value Sharing Equity Program, but any such awards or Award Shares, any Cash Payments, or any Undelivered Award Shares earned by Hurwitz through the end of the Contract Period have not vested or been paid, as applicable, pursuant to the terms of the Value Sharing Equity Program and/or the 2013 Value Sharing Equity Program by the end of the Contract Period (the “Unvested VSEP Awards”), then such Unvested VSEP Awards shall not be forfeited by Hurwitz, but instead such Unvested VSEP Awards shall remain outstanding and shall continue to vest or be paid, as applicable, according to the original vesting or payment terms set forth for such Unvested VSEP Awards under the Value Sharing Equity Program and/or the 2013 Value Sharing Equity Program and the applicable Notices of Grant or other documents, even if Hurwitz is no longer employed by DDR at any time after the end of the Contract Period.”

7. Amendment to Section 7 of the Current Agreement. For purposes of Section 7 of the Current Agreement, the following sentence is hereby added: “For purposes of only this Section 7, for any Termination Date occurring during 2009, 2010, 2011 or 2012, the “Contract Period” will be deemed to end on December 31, 2012, and for any Termination Date occurring during 2013, 2014 or 2015, the “Contract Period” will be deemed to end on December 31, 2015.”

8. Amendment and Restatement of Section 7.2(c) and Section 7.5(c) of the Current Agreement. Each of Section 7.2(c) and Section 7.5(c) of the Current Agreement is hereby amended and restated in its entirety as follows:

“(c) A lump sum amount equal to:

(i) if the Termination Date occurs during either of 2009 or 2010, two times the sum of (A) Hurwitz’s Base Salary as of the Termination Date, plus (B) the Annual Cash Bonus for Hurwitz for the year in which the Termination Date occurs at the “Target” level;

(ii) if the Termination Date occurs during 2011, an amount equal to the sum of (A) Hurwitz’s Base Salary for the period after the Termination Date through the end of the Contract Period, to the extent not already paid, plus (B) two times the Annual Cash Bonus for Hurwitz for 2011 at the “Target” level;

(iii) if the Termination Date occurs during 2012, an amount equal to the sum of (A) Hurwitz’s Base Salary for the period after the Termination Date through the end of the Contract Period, to the extent not already paid, plus (B) the Annual Cash Bonus for Hurwitz for 2012 at the “Target” level;

(iv) if the Termination Date occurs during 2013, two times the sum of (A) Hurwitz’s Base Salary as of the Termination Date, plus (B) the Annual Bonus for Hurwitz for 2013 at the “Target” level;

(v) if the Termination Date occurs during 2014, an amount equal to the sum of (A) Hurwitz’s Base Salary for the period after the Termination Date through the end of the Contract Period, to the extent not already paid, plus (B) two times the Annual Bonus for Hurwitz for 2014 at the “Target” level; or

(vi) if the Termination Date occurs during 2015, an amount equal to the sum of (A) Hurwitz’s Base Salary for the period after the Termination Date through the end of the Contract Period, to the extent not already paid, plus (B) the Annual Bonus for Hurwitz for 2015 at the “Target” level.

Except as otherwise provided in Section 13.2, DDR will pay this amount to Hurwitz during the Seventh Month after the Termination Date (as defined in Section 13.1 below).”

9. Amendment and Restatement of Proviso in Section 7.2(e) and Section 7.5(e) of the Current Agreement. The proviso in Section 7.2(e) of the Current Agreement is hereby amended and restated in its entirety as follows: “provided, however, that, to the extent determined by the Board in its sole discretion and to the extent an equity award is not considered deferred compensation subject to Section 409A, in connection with a termination of Hurwitz’s employment pursuant to this Section 7.2, the Company may pay a lump sum amount equal to the product of (1) the aggregate number of Shares comprising or underlying such equity awards, as applicable, multiplied by (2) the Fair Market Value as of the Termination Date, and such equity awards will thereby be forfeited. Except as otherwise provided in Section 13.2, DDR will pay this amount to Hurwitz during the Seventh Month after the Termination Date (as defined in Section 13.1 below).” The proviso in Section 7.5(e) of the Current Agreement is hereby amended and restated in its entirety as follows: “provided, however, that, to the extent determined by the

Board in its sole discretion and to the extent an equity award is not considered deferred compensation subject to Section 409A, in connection with a termination of Hurwitz’s employment pursuant to this Section 7.5, the Company may pay a lump sum amount equal to the product of (1) the aggregate number of Shares comprising or underlying such equity awards, as applicable, multiplied by (2) the Fair Market Value as of the Termination Date, and such equity awards will thereby be forfeited. Except as otherwise provided in Section 13.2, DDR will pay this amount to Hurwitz during the Seventh Month after the Termination Date (as defined in Section 13.1 below).”

10. Amendment to Section 14 of the Current Agreement. For purposes of Section 14 of the Current Agreement, the words “indemnification agreement dated June 25, 2009” are hereby amended and replaced with “indemnification agreement dated April 12, 2011” for purposes of the Amended Agreement.

11. Amendment and Restatement of Section 18 of the Current Agreement. Section 18 of the Current Agreement is hereby amended and restated in its entirety as follows:

“18. Entire Agreement, Certain Prior Arrangements. Except as otherwise set forth below in this Section 18, this Agreement, as may be amended from time to time, supersedes in their entirety all prior employment and change in control agreements between the parties and all understandings between them with respect to the subject matter of this Agreement, including, without limitation, the Employment Agreement, dated as of October 15, 2008, by and between DDR and Hurwitz and the Change in Control Agreement, dated as of October 15, 2008, by and between DDR and Hurwitz. As provided in Section 14, Hurwitz will continue to be entitled to the full benefit of the Indemnification Agreement for so long as it remains in effect according to its terms.”

12. New Exhibit A-1 in the Amended Agreement. A new Exhibit A-1, in the form of Exhibit A-1 attached to this Amendment, is hereby added for purposes of the Amended Agreement.

13. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

14. Entire Agreement. The Amended Agreement, consisting of the Current Agreement as amended as of the Amendment Effective Date by the Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

15. Continuing Effectiveness. Except as otherwise provided herein, the Current Agreement shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, DDR and Hurwitz have executed this Agreement as of the date first written above.

DDR CORP.

By:	/s/ David J. Oakes
David J. Oakes, Chief Financial Officer

/s/ Daniel B. Hurwitz
DANIEL B. HURWITZ

EXHIBIT A-1

2013, 2014 AND 2015 ANNUAL BONUS OPPORTUNITIES

AS A PERCENTAGE OF YEAR-END BASE SALARY

Below Threshold	Threshold	Target	Maximum
0%	200%	300%	400%

PERFORMANCE METRICS AND RELATIVE WEIGHTING

FOR 2013, 2014 AND 2015 ANNUAL BONUS OPPORTUNITIES

Performance Metric	Relative Weighting
Same Store EBITDA Growth	1/3

Relative Total Shareholder Return	1/3

Strategic Objectives	1/3